Exhibit 10.1




                              SETTLEMENT AGREEMENT

         This Settlement Agreement is made and entered into effective September 14, 2006, by and between Paxar Americas, Inc. ("Paxar"), on the one hand, and Zebra Technologies Corporation, for and on behalf of itself and ZIH Corp., and Zebra Technologies International, LLC (collectively "Zebra"), on the other hand.

         WHEREAS, Paxar and Zebra are engaged in litigation in the Federal District Court in the Southern District of Ohio, Western Division, in Dayton, Ohio, Civil Action No. C-3-03-142 ("the Litigation");

         WHEREAS, Paxar asserted in the Litigation and hereby represents and warrants that it holds title to and has the right to enforce its rights in the following United States patents: 5,483,624; 5,805,779; 5,594,838; 5,833,800;
6,805,183; 6,712,112; 6,386,775; 6,163,538 and 6,533,476 (collectively the
"Paxar Patents-In-Suit");

         WHEREAS, in addition to the Paxar Patents-In-Suit, Paxar also asserted in the Litigation United States patent 4,652,317;

         WHEREAS, Paxar and Zebra hereby consent to the entry of a separate Consent Judgment and Agreed Order of Dismissal in the form attached hereto as Exhibit A; and

         WHEREAS, the parties to this Settlement Agreement desire to avoid further litigation risks and expenses and therefore to settle and to compromise all claims set forth in the Litigation as well as any other claims that were or could have been brought on or prior to the date of this Agreement and therefore, for good and valuable consideration, the sufficiency of which the parties acknowledge, the parties agree as follows:

1.       DEFINITIONS


         1.1 "Affiliate" shall mean, in relation to any party hereto, any corporation or other business entity controlled by, controlling, or under common control with that party. For this purpose, "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or of a greater than fifty percent (50%) interest in the income of, or the power to direct or cause the direction of the management and policies (by contract, stock ownership, or otherwise) of, such corporation or other business entity.

         1.2 "Production Product" shall mean any tooled product manufactured by or for Zebra or its Affiliates.

         1.3 "Licensed Patents" shall mean the Paxar Patents-In-Suit and any continuation, continuation-in-part, division, reexamination, reissue, extension or renewal patents or patent applications of the Paxar Patents-In-Suit and any foreign counterpart patents or patent applications to any of the foregoing, and any United States or foreign patent or patent application, including any continuation, continuation-in-part, division, reexamination, reissue, extension or renewal thereof, claiming priority to any patent or patent application to which any of the Paxar Patents-In-Suit claim priority; however, as set forth in Section 5.1, U.S. Patent Nos. 5,683,545; 5,800,669; 5,900,110;
and 6,279,638 shall not be fully "Licensed Patents" until September 14, 2009.

         1.4 "Zebra Licensed Product" shall mean (1) any product manufactured, used, sold, offered for sale or imported by Zebra or its Affiliates that would, in the absence of the license granted to Zebra and its Affiliates under Section 5.1, infringe, contribute to the infringement of, or induce the infringement of any claim of a Licensed Patent or (2) any product manufactured for Zebra's own use and sale that would, in the absence of the license granted to Zebra and its Affiliates under Section 5.1, infringe, contribute to the infringement of, or induce the infringement of any claim of a Licensed Patent. Notwithstanding the foregoing, any such product that (a) is a Production Product that infringes, contributes to the infringement of, or induces the infringement of any claim of a patent owned by Paxar or its Affiliates that is not a fully Licensed Patent is not a "Zebra Licensed Product;" or (b) infringes, contributes to the infringement of, or induces the infringement of any claim of a patent owned by Paxar or its Affiliates that is not a Licensed Patent is not a "Zebra Licensed Product."

         1.5  "Acquired Zebra Licensed Products" shall mean those Zebra
Licensed Products that are Production Products that (1) are the same as those that were commercially sold by Zebra at least twelve months prior to the date of any acquisition pursuant to Section 7.4(b); (2) were part of the capital assets sold by Zebra Technologies Corporation to the acquirer under Section 7.4(b); and
(3) are not made, used, distributed, sold, offered for sale, or imported by Zebra or its Affiliates, or made for Zebra or its Affiliates, after the date of acquisition.

2.       ACKNOWLEDGEMENT THAT THE PAXAR PATENTS-IN-SUIT ARE NOT
         INVALID AND ARE ENFORCEABLE

         Zebra agrees that each of the Paxar Patents-In-Suit, and each and every claim thereof, is not invalid and is enforceable.

3.       CONSENT JUDGMENT AND AGREED ORDER OF DISMISSAL

         3.1 The parties agree to enter the separate Consent Judgment and Agreed Order of Dismissal that is attached hereto as Exhibit A. The United States District Court for the Southern District of Ohio, Western Division, shall maintain jurisdiction of the Litigation for enforcement of the Consent Judgment and Agreed Order of Dismissal and this Settlement Agreement.

         3.2 The parties shall file the Consent Judgment and Agreed Order of Dismissal in the Litigation (Civil Action No. C-3-03-142) within seven (7) days after Paxar's receipt of the payment set forth in Section 4 herein.

4.       PAYMENT

         Zebra shall pay to Paxar the lump sum, one time payment in the amount of sixty-three million seven hundred fifty thousand dollars ($63,750,000.00) on September 14, 2006, by wire transfer to an account identified by Paxar.

5.       LICENSE GRANT AND COVENANT NOT TO SUE

         5.1 Paxar hereby grants to Zebra and its Affiliates an irrevocable, perpetual, fully paid, non-exclusive, worldwide license under the Licensed Patents, without the right to sublicense, to make, have made for its own use and sale, use, distribute, sell, offer for sale, and import Zebra Licensed Products; however, with respect to U.S. Patent Nos. 5,683,545; 5,800,669; 5,900,110; and 6,279,638, the foregoing patent license is limited until September 14, 2009 such that the license to manufacture, have manufactured or sell a Zebra Licensed Product that is a Production Product shall not begin until September 14, 2009. The license granted in this Section 5.1 is non-transferable and non-assignable except as set forth in Section 7.4(a).

         5.2  For any Zebra product that meets the definition of "Zebra
Licensed Product" under the first sentence of Section 1.4, but is excluded from the definition of "Zebra Licensed Product" due to the last sentence of Section
1.4 (i.e., 1.4(a) or 1.4(b)) because it infringes, contributes to the infringement of, or induces the infringement of any claim of a patent owned by Paxar or its Affiliates that is not a fully Licensed Patent, Paxar covenants not to sue Zebra or its Affiliates for infringement of a fully Licensed Patent on such product. However, there is no covenant not to sue for infringement of any other patent owned by Paxar or its Affiliates.

         5.3 Paxar hereby covenants not to sue Zebra or its Affiliates for any claim regarding United States patent 4,652,317.

         5.4 To give comfort to Zebra's customers, Paxar hereby covenants not to sue any person or entity who has purchased a Zebra Licensed Product before or after the date of this Settlement Agreement for any claim of infringement of any Licensed Patent or United States patent 4,652,317 for the use or resale of that Zebra Licensed Product.

6.       MUTUAL RELEASE

         Paxar and Zebra and their respective parents, subsidiaries, officers, directors, employees, representatives, agents, Affiliates, successors, and assigns, in their capacities as such (the "Releasing Parties"), do hereby release and discharge one another and their respective parents, subsidiaries, officers, directors, employees, representatives, agents, Affiliates, successors and assigns, in their capacities as such (the "Released Parties"), from all Released Matters, where "Released Matters" means any and all manner of debts, damages, demands, duties, liabilities, accounts, sums of money, liens, costs, expenses, obligations, suits, actions, claims and causes of action of any kind and nature whatsoever, that any of the Releasing Parties had against any of the Released Parties as of the date of this Settlement Agreement, whether now known, unknown or unknowable, suspected or unsuspected, at law or in equity, which the Releasing Parties now own or hold, or at any time heretofore owned or held, by reason of any act, matter, cause or thing whatsoever, except for the specific obligations in this Settlement Agreement. Zebra and Paxar, on behalf of themselves and their respective Affiliates, covenant not to sue one another for any reason with respect to any claim that reasonably could be interpreted as falling, in whole or in part, within the scope of a Released Matter. For purposes of clarity, Paxar and its Affiliates' Opposition to Zebra's European Patent 1 052 109 and their rights to challenge the validity and/or patentability of that European patent and/or any national patent based thereon or resulting therefrom (including but not limited to national patents in Germany, France, and Great Britain) are not "Released Matters."

7.       MISCELLANEOUS

         7.1 Zebra and its Affiliates, on behalf of themselves, their officers, directors, employees, and agents in their capacity as such, agree that they will not challenge or contest in any way the validity, patentability, and/or enforceability of any claim of the Licensed Patents in any future proceeding regardless of the product(s) or process(es) at issue.

         7.2 Within a reasonable period of time, Zebra and its Affiliates shall take the same reasonable steps to comply with the marking provisions of 35 U.S.C. ss. 287 by marking the Zebra Licensed Products or their packages as Zebra takes to comply with the marking provisions of 35 U.S.C. ss. 287 for Zebra products covered by its own patents. Paxar's exclusive remedy for breach of this
Section 7.2 shall be specific performance.

         7.3 It is agreed and understood that this Settlement Agreement (including without limitation Zebra's payment to Paxar under Section 4 and the license granted to Zebra and its Affiliates under Section 5) shall not and cannot be revoked, voided, terminated, annulled or rescinded for any reason whatsoever, with the sole exception being any failure by Zebra to pay the monies due as set forth in Section 4.

         7.4 (a) Zebra may transfer this Settlement Agreement and the license granted hereunder to any acquirer of all or substantially all of the capital stock, assets or business of Zebra Technologies Corporation.

                  (b) If Zebra Technologies Corporation sells a portion of its business that includes Zebra Licensed Products, Paxar shall covenant not to sue the acquirer of such portion for any claim of infringement of any Licensed Patents for the manufacture, use, importation, sale, or offer for sale of any Acquired Zebra Licensed Products if and only if, within ten (10) days following such an acquisition, Zebra notifies Paxar in writing of that acquisition and provides to Paxar: (1) a list of the Zebra Licensed Products that will be Acquired Zebra Licensed Products; (2) three samples of the Zebra Licensed Products that will be Acquired Zebra Licensed Products; and (3) one copy of all service manuals and all manuals given to, or accessible by, customers related to the Zebra Licensed Products that will be Acquired Zebra Licensed Products.

                  (c) As a condition precedent for any transfer or covenant under this Section 7.4, any acquirer must agree in writing to be bound by this Settlement Agreement, including without limitation Sections 2, 7.1, and 7.2, and must provide such written agreement to Paxar within ten (10) business days following said acquisition.

                  (d) Consistent with Section 7.10, nothing contained herein shall be construed as conferring any express or implied license or right (including any license to any patent owned by Paxar or its Affiliates that is not a Licensed Patent) to any acquirer other than as specifically and expressly provided in this Section 7.4.

         7.5 This Settlement Agreement shall inure to the benefit of and is binding upon Zebra, its officers, agents and employees in their capacity as such, and successors and assigns of Zebra, and shall inure to the benefit of and be binding upon Paxar, its officers, agents and employees in their capacity as such, and successors and assigns of Paxar.

         7.6 Paxar and/or its Affiliates represent and warrant that they hold title to the Licensed Patents and that there are no outstanding agreements with third parties that would be inconsistent with the license granted herein.

         7.7 Nothing in this Settlement Agreement shall be construed as conferring on either party the right to use, in any advertising, publicity, statement, disclosure, or the like, any name, trade name, service mark, or trademark of the other party or its Affiliates.

         7.8 Paxar and Zebra each represents that it has the right and authority to enter into and consummate this Settlement Agreement on behalf of itself and its Affiliates and to bind its Affiliates where the context so requires.

         7.9 Each person signing the Settlement Agreement on behalf of a corporate party represents that he or she is authorized to sign on behalf of that corporate party.

         7.10 Nothing contained in this Settlement Agreement shall be construed as conferring any express or implied license or right (including any license to any patent owned by Paxar or its Affiliates that is not a Licensed Patent) to Zebra or any other person or entity other than as specifically and expressly provided in this Settlement Agreement.

         7.11 Nothing contained in, or excluded from, this Settlement Agreement shall be construed as an admission by either party regarding any matter not expressly set forth herein (including an admission of liability or wrongdoing on the part of any party).

         7.12 This Settlement Agreement, and each document relating hereto, has been jointly prepared by the parties hereto and their respective counsel, and the provisions hereof or thereof will not be construed more strictly against one party than another as a result of its participation in such preparation.

         7.13 This Settlement Agreement shall be construed under the Patent Laws of the United States and the law of the State of Ohio, without regard to the state's conflicts of laws.

         7.14 This Settlement Agreement constitutes the complete and entire agreement between the parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements with respect to the settlement of the Litigation.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their respective duly authorized officers.

PAXAR AMERICAS, INC.     ZEBRA TECHNOLOGIES CORPORATION, for and behalf of
                         itself, ZIH CORP. and ZEBRA TECHNOLOGIES
                         INTERNATIONAL, LLC



By:  /s/ Robert P. van der Merwe               By: /s/ Edward Kaplan
         _______________________                       __________________
         Robert P. van der Merwe                       Edward Kaplan
         President and Chief
         Executive Officer of
         Paxar Corporation, acting
         under a Power of Attorney
         issued by Paxar Americas, Inc.

                                    EXHIBIT A

                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE SOUTHERN DISTRICT OF OHIO
                            WESTERN DIVISION (DAYTON)

                                           :
PAXAR AMERICAS, INC.,                      : CASE NO. C-3-03-142
                                           :
                  Plaintiff,               : Judge Walter H. Rice
                                           : Magistrate Judge Michael R. Merz
v.                                         :
                                           :
ZEBRA TECHNOLOGIES CORPORATION, ZIH CORP., :
and ZEBRA TECHNOLOGIES INT'L, LLC.         :
                                           :
                                           :
                  Defendants.

                   ___________________________________________

                 CONSENT JUDGMENT, AND AGREED ORDER OF DISMISSAL

     Plaintiff Paxar Americas, Inc. and Defendants, Zebra Technologies Corporation, ZIH Corp., and Zebra Technologies Int'l, LLC, have settled their differences and agreed, pursuant to the Settlement Agreement attached as Exhibit A to this Order, to entry of this Consent Judgment and Agreed Order of Dismissal to resolve this action. This Court hereby states and orders as follows:

         1. This Court has jurisdiction over the subject matter of this action and has personal jurisdiction over the parties. Venue is proper in this District.

         2. Each of the following United States patents in suit, and each and every claim thereof, is not invalid and is enforceable: 5,483,624; 5,805,779; 5,594,838; 5,833,800; 6,805,183; 6,712,112; 6,386,775; 6,163,538; and
6,533,476.

         3. Each party shall bear its own respective costs and attorneys' fees.

         4. This Court shall retain jurisdiction to enforce this Consent Judgment and Order of Dismissal and the Settlement Agreement attached as Exhibit A.

         5. This Judgment shall be final and this action shall be dismissed with prejudice pursuant to the Settlement Agreement attached as Exhibit A.

                  IT IS SO ORDERED.

                                  _________________________________________
                                  Honorable Walter H. Rice
                                  United States District Judge

         The foregoing Consent Judgment and Agreed Order of Dismissal is hereby consented to:


DATE:_________________    By: _______________________
                                Jean Dudek Kuelper, Esq.
                                James M. Hafertepe, Esq.
                                Sandra A. Frantzen, Esq.
                                Matthew  A. Anderson, Esq.
                                McANDREWS, HELD AND MALLOY
                                500 West Madison Street, 34th Floor
                                Chicago, Illinois 60661

                                Michael W. Krumholtz, Esq.
                                BEISER, GREER &
                                LANDIS 400 National
                                City Center 6 North
                                Main Street Dayton,
                                OH 45402

                                ATTORNEYS FOR PLAINTIFF
                                PAXAR AMERICAS, INC.




DATE:  ________________   By: _______________________
                                Douglas J. Kline, Esq.
                                Richard Myrus, Esq.
                                GOODWIN PROCTER LLP
                                Exchange Place
                                53 State Street
                                Boston, MA 02109

                                Charles J. Faruki
                                (0010417) FARUKI
                                IRELAND & COX PLL 500
                                Courthouse Plaza, SW
                                10 North Ludlow
                                Street Dayton, OH
                                45402

                                ATTORNEYS FOR DEFENDANTS ZEBRA TECHNOLOGIES
                                CORPORATION, ZIH CORP., AND ZEBRA TECHNOLOGIES INTERNATIONAL, LLC